Exhibit 99.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement ("Agreement"), including the attached Exhibit A, is hereby entered into between Advance Display Technologies, Inc., ("Company " or "ADTI"), a Colorado corporation, having offices at 7334 South Alton Way #F, Englewood, Colorado 80112, and John W. Temple, an individual currently residing at 33704 J Place, Ocean Park, Washington 98640 ("Employee"), to be effective as of December 1, 2004 (the "Effective Date").


                                   WITNESSETH:

         WHEREAS, Employee was previously engaged in the business of technical services, marketing services, business consulting services and the sales of large screen electronic displays for and or to various clients worldwide; and

         WHEREAS, Employee wishes to cause all such business conducted by him subsequent to the date of this agreement to inure to the benefit of the Employer; and

         WHEREAS, Employee is willing to be solely employed by Company under the terms and conditions set forth in this Agreement in lieu of all previous agreements, arrangements or understandings, written or oral; and

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Company and Employee agree as follows:

                        ARTICLE 1: EMPLOYMENT AND DUTIES:

         1.1 Company agrees to employ Employee, and Employee agrees to be employed by Company, beginning as of the Effective Date and continuing until the date set forth on Exhibit A (the "Term"), subject to earlier termination and the other conditions set forth in this Agreement.

         1.2 Employee initially shall be employed in the position set forth on Exhibit A. Company may subsequently assign Employee to a substantially different position or substantially modify Employee's duties and responsibilities, in which event Employee may elect to terminate this Agreement under Section 3.2(ii), which termination shall constitute an Involuntary Termination for purposes of Section 3.5. Company may assign this Agreement and Employee's employment to any subsidiaries or other affiliates of ADTI. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Company, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Company. Employee shall at all times comply with and be subject to such reasonable Company policies and procedures for employees generally as Company may establish from time to time. Notwithstanding any other provision of this Agreement, during the Term, Company shall take all steps reasonably necessary to cause Employee to serve on the ADTI Board of Directors, whether elected by the shareholders or appointed by the other members of the ADTI Board.



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

         1.3 Employee shall, during the period of Employee's employment by Company, devote Employee's full business time, energy, and best efforts to the business and affairs of Company and its affiliates, including the formation of potential new strategic partnerships. Employee may not engage, directly or indirectly, in any other business, investment, or activity that (a) interferes with Employee's performance of Employee's duties hereunder, (b) is contrary to the interests of Company, or (c) requires any significant portion of Employee's business time.

         1.4 In connection with Employee's employment by Company, Company shall provide Employee with access to such confidential information pertaining to the business and services of Company as is necessary and appropriate for Employee's employment responsibilities. Company also shall endeavor to provide to Employee the opportunity to develop business relationships with those of Company's clients and potential clients as is necessary and appropriate for Employee's employment responsibilities.

         1.5 Employee acknowledges and agrees that, at all times during the employment relationship Employee owes fiduciary duties to Company, including but not limited to the fiduciary duties of loyalty, fidelity, due care, and allegiance to act at all times in the best interests of Company, to make full disclosure to Company of all information that pertains to Company's business and interests, to do no act which would injure Company's business, its interests, or its reputation, and to refrain from using for Employee's own benefit or for the benefit of others any information or opportunities pertaining to Company's business or interests that are entrusted to Employee or that he learned while employed by Company. Employee acknowledges and agrees that, upon termination of the employment relationship, Employee shall continue to refrain from using for his own benefit or the benefit of others any information or opportunities pertaining to Company's business or interests that were entrusted to Employee during the employment relationship or that he learned while employed by Company. Employee agrees that, while employed by Company, he shall not knowingly take any action which interferes with the internal relationships between Company and its employees or representatives or interferes with the external relationships between Company and third parties.

         1.6 It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Company or any of its affiliates, involves a possible conflict of interest. In keeping with Employee's fiduciary duties to Company, Employee agrees that, during the employment relationship, Employee shall not knowingly become involved in a conflict of interest with Company or its affiliates, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees to disclose to Company's President any actual or potential conflict of interest that has not previously been approved by Company's President or its Board of Directors. Company and Employee recognize that it is impossible to provide an exhaustive list of actions or interests which constitute a "conflict of interest." Moreover, Company and Employee recognize there are many borderline situations. In some instances, full disclosure of facts by Employee to Company's President may be all that is necessary to enable Company or its affiliates to protect its interests. In others, if no improper motivation appears to exist and the interests of Company or its affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for Company to terminate the employment relationship. Company and Employee agree that Company's determination as to whether a conflict of interest exists shall be conclusive. Company reserves the right to take such action as, in its judgment, will end the conflict.

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

         1.7 Employee understands and acknowledges that Company is required by applicable securities laws to publicly disclose the terms of this Agreement in filings with the U.S. Securities and Exchange Commission or otherwise and that Employee has no right to require Company to keep confidential this Agreement or its terms.

                      ARTICLE 2: COMPENSATION AND BENEFITS:

         2.1 During the Term Employee shall be paid a monthly salary not less than the amount set forth under the heading "Monthly Base Salary" on Exhibit A, subject to increase in the sole discretion of Company's Board of Directors, which increases may be withdrawn at any time by the Board of Directors but not below the "Monthly Base Salary" amount set forth on Exhibit A by Company. Employee's monthly salary will be paid in semimonthly installments in accordance with Company's standard payroll practice. Any calculation to be made under this Agreement with respect to an adjustment of Employee's Monthly Base Salary shall be made using the then current Monthly Base Salary in effect at the time of the event for which such calculation is made.

         2.2 While employed by Company, Employee shall be allowed to participate, on the same terms as other employees of Company, in all employee benefit plans and programs, including improvements or modifications of the same, which are made available by Company to all of Company's employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and pension plans.

         2.3 Company shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally. Moreover, unless specifically provided for in a written plan document adopted by the Board of Directors of Company, none of the benefits or arrangements described in this
Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Company.

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

         2.4 Beginning on the Effective Date, Employee shall be entitled to receive sales incentives equal to 3% of the gross sales revenue directly generated by Employee's sales efforts or his outside sales network, less any outside sales commissions, finder's fees, or other sales incentives paid to third parties (including commissions or sales incentives paid to any inside sales force of Company). The 3% sales incentive shall be paid to Employee within 30 days of Company's receipt of the monies generated by the sales efforts of Employee or his outside sales network, provided, however, that, upon the earliest to occur of (a) the maximum 6,000,000 shares of Series D Preferred Stock to be paid by Company in exchange for Employee's contribution to the Company of various intangible assets owned by Employee pursuant to paragraph 2.6 hereof is fully vested, or (b) December 31, 2005, Employee shall no longer be eligible to receive a 3% commission on sales generated by his outside sales network, and will only be eligible to earn a 3% sales commission on sales generated directly through his own personal sales efforts.

         2.5 Subject to the approval of the Compensation Committee of Company's Board of Directors at its January 2005 meeting, Employee shall be granted an option to purchase 1,680,000 unregistered shares of Company's common stock at a strike price of $0.03. The grant shall be effective on the date approved by the Compensation Committee and, so long as Employee remains employed by Company, shall vest 120,000 shares on each of April 1, 2005, July 1, 2005, October 1, 2005, January 1, 2006, April 1, 2006, July 1, 2006, October 1, 2006, January 1,
2007, April 1, 2007, October 1, 2007, January 1, 2008, April 1, 2008, July 1,
2008, and October 1 2008.

         2.6 Subject to the approval of Company's Board of Directors, as further consideration for Employee's efforts and for the various intangible assets to be agreed upon by the parties being contributed to Company by Employee contemporaneously herewith, including but not limited to outstanding sales projects with bids submitted, sales agent network, industry contacts, industry knowledge and industry relationships (the "Intangible Assets"), beginning on December 1, 2005 and continuing every month thereafter until October 1, 2005, Company shall issue to Employee a total of 6,000,000 unregistered shares of Company's Series D Preferred Stock (the "Shares") in eleven (11) installments, comprised of 1,000,000 Shares as the initial installment on December 1, 2004, and 500,000 Shares per installment for the remaining ten (10) installments,

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

provided, however, that each such installment after the initial installment shall be reduced proportionately if and to the extent that $100,000 of incremental Net Sales Revenue has not been generated by Employee for Company since the prior installment, and provided further that, if and to the extent that $200,000 of incremental Net Sales Revenue is not generated between December 1, 2004 and March 1, 2005, the Shares issued in the initial installment on December 1, 2004 shall be likewise proportionately reduced, which reduction shall be in addition to, and not a substitute for, the proportionate reductions of the monthly installments made on January 1, 2005, February 1, 2005 and March 1, 2005. If at the time an installment is to be paid, the incremental Net Sales Revenue is less than or greater than $100,000 (or $200,000 in the case of the initial installment), such deficit or surplus shall be carried over to the next installment so that, if Employee generates Net Sales Revenue utilizing the intangible assets equal to or greater than $1,000,000 on or before December 31, 2005 (60 days after the last installment is due to be paid on November 1, 2005), Employee will have been issued the maximum total of 6,000,000 shares of Series D Preferred Stock of Company. Correspondingly, if and to the extent that the total Net Sales Revenue for the period beginning on the Effective Date and ending on December 31, 2005 is less than $1,000,000, the number of Series D Preferred shares to be issued to Employee will have been proportionately reduced and will not be increased by Net Sales Revenue after December 31, 2005. "Net Sales Revenue" shall be defined and calculated by subtracting (a) the total cost of goods, including all sales commissions or incentives paid to anyone, including but not limited to Employee, and the total cost of sales from the gross selling price of products sold by Employee and or his outside sales network from (b) the gross sales revenues generated by Employee or his sales network. If Employee obtains for Company a definitive agreement for the sale of a network of 100 or more electronic screen signs with a minimum 5 year term and a 50% or greater revenue sharing arrangement, Employee's Probationary Period, as defined in Exhibit A, will immediately terminate. In such an event, Employee will be permitted to (a) apply 3% of Company's projected first year revenues from such agreement toward the Net Sales Revenue generated by Employee for the purposes of meeting the requirements of the stock compensation incentive as outlined in this paragraph and (b) elect, in Employee's sole discretion, to waive his right to collect the 3% sales commission as noted in paragraph 2.4 herein, and allow Company to retain those funds so that they are considered to be additional "Net Sales Revenue" generated by Employee. Because the Shares will be issued subject to a substantial risk of forfeiture, namely, if and to the extent that Employee fails to generate sufficient Net Sales Revenue to cause all such shares to be earned, Employee can elect to be taxed immediately on the Shares at their fair market value at the time of issuance ($.0167 per share for the initial installment on December 1, 2004) under Internal Revenue Code ss.83(b) (which election must be filed with the Internal Revenue Service no later than thirty
(30) days after the issuance of any installment of the Shares for which an election is desired). If Employee fails to make a timely election under Internal Revenue Code ss.83(b) for accelerated recognition of any installment of Shares, then those Shares will be valued for income tax purposes by Company's Board of Directors, in its sole discretion, at the time that the risk of forfeiture for Shares expires on account of Company's receipt of Net Sales Revenue. Employee acknowledges, however, that (i) the tax laws relating to deferred recognition of compensation have been changed as of January 1, 2005 by the American Jobs Creation Act of 2004 and regulations to be promulgated under the new law, (ii) Company is not providing Employee with tax advice concerning existing tax law or the effect of the new law and (iii) Employee will consult with and rely upon Employee's own legal, tax and financial advisers concerning the tax and other effects of the issuance of the Shares to Employee.


         2.7 If a majority of the Board (excluding Employee) determines, in its sole discretion, that Employee has not met the requirements of the Probationary Period as defined in Exhibit A hereto and Company terminates Employee's employment as a result of that determination, Employee shall lose all rights to, and shall surrender to Company, all shares of Company stock and options to purchase Company stock granted to Employee pursuant to this Agreement upon such termination and Company shall return the Intangible Assets to Employee.

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

         2.8 In the event of Employee's termination during the Probationary Period, Company shall negotiate in good faith, and make a diligent effort to grant a non-exclusive worldwide sales representative agreement to the former Employee, whereby the sale of Company's products, services and or technologies will be represented by Employee to third parties. Also, the termination of Employee during the Probationary Period shall trigger the effectiveness of the previously executed Confidentiality and Non-Circumvention Agreement (the "NDA"). In the absence of Employee's termination during the Probationary Period and the resulting effectiveness of the NDA, Employee shall be bound by the non-disclosure, non-compete, and non-circumvention obligations contained in this Agreement.

         2.9 Company shall withhold from any compensation, benefits, or other amounts payable to Employee under this Agreement all federal, state, city, or other taxes required by law.

        ARTICLE 3: TERMINATION PRIOR TO EXPIRATION OF TERM AND EFFECTS OF
                               SUCH TERMINATION:

         3.1 Notwithstanding any other provisions of this Agreement, Company shall have the right to terminate Employee's employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

                  (i) "For cause" upon the determination by Company's Board of Directors that "cause" exists for the termination of the employment relationship. As used in this Section 3.1(i), the term "cause" shall mean [a] Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement; [b] Employee has been convicted of a felony; [c] Employee's willful refusal, without proper legal reason, to perform the duties and responsibilities required of Employee under this Agreement which remains uncorrected for thirty (30) days following written notice to Employee by Company; [d] Employee's involvement in a conflict of interest as referenced in Section 1.6 which remains uncorrected for thirty (30) days following written notice to Employee by Company on account of which Company then makes a determination to terminate the employment of Employee; [e] Employee's willful conduct that Employee knows or should know is materially injurious to Company; [f] Employee's material breach of any material provision of this Agreement or of any corporate code of conduct or formal written policy which remains uncorrected for thirty (30) days following written notice to Employee by Company; or [g] Employee's violation of the Foreign Corrupt Practices Act or other applicable United States law as proscribed by
         Section 5.1. It is agreed that the decision as to whether "cause" exists for termination of the employment relationship by Company is within the sole discretion of Company's Board of Directors for determination. If Employee disagrees with the decision reached by Company's Board of Directors, the dispute will be limited to whether Company's Board of Directors reached its decision in good faith;



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

                  (ii) for any other reason whatsoever, with or without cause, in the sole discretion of the Board of Directors of Employer;

                  (iii) upon Employee's death; or

                  (iv) upon Employee's becoming disabled, defined as permanently and totally unable to perform Employee's duties for Company as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by Company or a determination by the insurer under a long term disability policy covering Employee, if Company elects, in its sole discretion, to obtain any such policy.

The termination of Employee's employment by Company prior to the expiration of the Term shall constitute a "Termination for Cause" if made pursuant to Section 3.1(i); the effect of such termination is specified in Section 3.4. The termination of Employee's employment by Company prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to Section 3.1(ii); the effect of such termination is specified in Section 3.5. The effect of the employment relationship being terminated pursuant to Section 3.1(iii) as a result of Employee's death shall be as specified in Section 3.6. The effect of the employment relationship being terminated pursuant to Section 3.1(iv) is specified in Section 3.7 herein.

         3.2 Notwithstanding any other provisions of this Agreement, Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of employment for any of the following reasons:

                  (i) a material breach by Company of any material provision of this Agreement which remains uncorrected for 30 days following written notice of such breach by Employee to Employer; or

                  (ii) or any other reason whatsoever, in the sole discretion of Employee.

The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to
Section 3.2(i); the effect of such termination is specified in Section 3.5. The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute a "Voluntary Termination" if made pursuant to Section 3.2(ii); the effect of such termination is specified in Section 3.3.

         3.3 Upon a "Voluntary Termination" of the employment relationship by Employee prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet due at the date of such termination.



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

         3.4 If Employee's employment hereunder shall be terminated by Company for Cause prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet due at the date of such termination.

         3.5 After the completion of the Probationary Period, upon an Involuntary Termination of the employment relationship by Company prior to the expiration of the Term (including an Involuntary Termination described in Section 3.2(i)), Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive one hundred twenty five percent (125%) of the then current Monthly Base Salary as if Employee's employment had continued for the full Term of this Agreement, provided, however, that if Company fails to make any payment due to Employee under this Section 3.5 in a timely manner, Employee may elect, for a period of thirty (30) days after such payment was due or until such payment is actually made, whichever is later, to terminate his obligations under the non-compete provisions of this Agreement, which election shall have the effect of terminating Company's obligations to make further payments to Employee under this Section 3.5, and provided further that Company may inform Employee of its intent to cease making any payments to Employee under this Section 3.5, which election shall have the effect of (i) terminating Employee's obligations under the non-compete provisions of this Agreement, (ii) terminating Company's obligations to make further payments to Employee under this Section 3.5, and
(iii) requiring Company to grant Employee a non-exclusive, fully assignable sublicense to the "PMV" & "UltraNet", Light Emitting Diode (LED) display technologies which are licensed to Company by Employee pursuant to Section 6.6 of this Agreement. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment which does not violate the non-compete provisions of this Agreement. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against Company and Company's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Company for any sums for Involuntary Termination other than those sums specified in this Section
3.5. If Employee breaches this covenant, Company shall be entitled to recover from Employee all sums expended by Company (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action.

         3.6 Upon termination of the employment relationship as a result of Employee's death, Employee's heirs, administrators, or legatees shall be entitled to Employee's pro rata salary through the date of such termination, but Employee's heirs, administrators, or legatees shall not be entitled to any individual bonuses or individual incentive compensation not yet due to Employee at the date of such termination.



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

         3.7 Upon termination of the employment relationship as a result of Employee's disability, Employee shall be entitled to his pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet due to Employee at the date of such termination.

         3.8 Notwithstanding any provision herein to the contrary, upon a termination of Employee's employment under any of the circumstances described in Sections 3.5, 3.6 or 3.7 above, Employee shall be entitled to receive a pro-rata annual incentive compensation payment through the date of such termination of employment and Employee shall become fully vested in specific grants and awards made or awarded to Employee under long term incentive plans maintained by Company and its affiliates.

         3.9 In all cases, the compensation and benefits payable to Employee under this Agreement upon termination of the employment relationship shall be in lieu of any amounts to which Employee may otherwise be entitled under any and all severance plans and policies of Company.

         3.10 Termination of the employment relationship does not terminate those obligations of Employee imposed by this Agreement which are continuing obligations, including, without limitation, Employee's obligations under Articles 6 and 7.

         3.11 This Agreement governs the rights and obligations of Company and Employee with respect to Employee's salary, bonuses, and other perquisites of employment. Except as provided above in Section 2.5, 2.7 and 3.8, Employee's rights and obligations with respect to stock options and restricted stock shall be governed by ADTI's Stock Option Plan.

               ARTICLE 4: CONTINUATION OF EMPLOYMENT BEYOND TERM;
                     TERMINATION AND EFFECTS OF TERMINATION:

         4.1 Should Employee remain employed by Company beyond the expiration of the Term specified on Exhibit A, such employment shall convert to a month-to-month relationship terminable at any time by either Company or Employee for any reason whatsoever, with or without cause. Upon such termination of the employment relationship by either Company or Employee for any reason whatsoever, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet due at the date of such termination.

                          ARTICLE 5: VIOLATIONS OF LAW

         5.1 Employee shall at all times comply with all United States laws applicable to Employee's actions on behalf of Company, including, but not limited to, the Foreign Corrupt Practices Act and other United States or state


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

securities laws. If Employee pleads guilty or nolo contendere or admits civil or criminal liability under any state or federal securities law, or if a court finds that Employee has personal civil or criminal liability under any such law, such action or finding shall constitute "cause" for termination under this Agreement unless Company's Board of Directors) determines that the actions found to be in violation of such law were taken in good faith and in compliance with all applicable policies of Company.

               ARTICLE 6: OWNERSHIP AND PROTECTION OF INFORMATION;
                                   COPYRIGHTS:

         6.1 All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Company (whether during business hours or otherwise and whether on Company's premises or otherwise) which relate to Company's business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Company and are and shall be the sole and exclusive property of Company. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Company.

         6.2 Employee acknowledges that the business of Company, ADTI, and its affiliates is highly competitive and that its strategies, methods, books, records, and documents, its technical information concerning its products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning its customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Company uses in its business to obtain a competitive advantage over its competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Company, in maintaining its competitive position. Employee hereby agrees that Employee will not, at any time during or after his or his employment by Company, make any unauthorized disclosure of any confidential business information or trade secrets of Company, or make any use thereof, except in the carrying out of his or his employment responsibilities hereunder. As a result of Employee's employment by Company, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint ventures, and the like, of Company. Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Company's confidential business information and trade secrets. Employee acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Article 6 by Employee, and Company shall be entitled to enforce the provisions of this Article 6 by terminating any payments then owing to Employee under this Agreement and/or specific performance and injunctive relief as remedies for such breach or threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 6, but shall be in addition to all remedies available at law or in equity to Company, including the recovery of damages from Employee and his or his agents involved in such breach.



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

         6.3 All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee's employment by Company which contain or disclose confidential business information or trade secrets of Company shall be and remain the property of Company. Upon termination of Employee's employment by Company, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Company.

         6.4 If, during Employee's employment by Company, Employee creates any original work of authorship fixed in any tangible or intangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Company's business, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Company's premises or otherwise), Employee shall disclose such work to Company. Company shall be deemed the author of such work if the work is prepared by Employee in the scope of his employment; or, if the work is not prepared by Employee within the scope of his employment but is specially ordered by Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Company shall be the author of the work. If such work is neither prepared by Employee within the scope of his employment nor a work specially ordered and is deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to Company all of Employee's worldwide right, title, and interest in and to such work and all rights of copyright therein.

         6.5 Both during the period of Employee's employment by Company and thereafter, Employee shall assist Company and its nominee, at any time, in the protection of Company's worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Company or its nominee and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.



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

         6.6 Employee and Company hereby agree that, immediately upon Employee's completion of the Probationary Period, Employee and Company will enter into a definitive license agreement granting Company an exclusive worldwide and perpetual license for all Employee's prior inventions and intellectual property known as the "PMV" & "UltraNet", Light Emitting Diode (LED) display technologies (the "Licensed Technology"). Employee represents and warrants that he has full authority and all rights necessary to grant this exclusive, worldwide, perpetual license of the Licensed Technology to Company. As compensation for the grant of the exclusive license, Company will pay a total of 4% royalty on gross sales of the Licensed Technology except that Company shall have the right to recover any and all funds expended by Company in development, engineering, legal, marketing and other costs of the products and/or technologies prior to being obligated to pay the 4% royalty as described herein. Company shall not be obligated to, or entitled to, enter into this license agreement until such time as Employee has successfully completed his Probationary Period as described in Article 2 of this Agreement and Exhibit A hereto. In the event of a termination of the post-employment non-compete period by Company under Section 3.5 of this Agreement and the grant of the non-exclusive sublicense to Employee required thereby, the license granted to Company under this Section 6.6 shall remain exclusive except for such sublicense and Company shall not be obligated to pay the 4% royalty to Employee or Employee's assigns pursuant to such sublicense.


                       ARTICLE 7: NON-COMPETE OBLIGATIONS:

         7.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, in keeping with Employee's duties as a fiduciary and in order to protect Company's interests in the confidential information of Company and the business relationships developed by Employee with the clients and potential clients of Company, and as an additional incentive for Company to enter into this Agreement, Company and Employee agree to the non-compete provisions of this Article 7. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where Company is conducting any business as of the date of termination of the employment relationship or have during the previous twelve months conducted any business:

                  (i) engage in any business competitive with the business conducted by Employer;

                  (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Employer;

                  (iii) induce any employee of Company to terminate his or her employment with Company or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company.

These non-competition obligations shall extend until December 31, 2008 unless Employee is terminated prior to the end of the Probationary Period as described in Article 2 and Exhibit A.

         7.2 Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits (e.g., the right to receive compensation under Section 3.5 for the remainder of the Term upon Involuntary Termination) under this Agreement to justify such restriction. Employee acknowledges that money damages would not be a sufficient remedy for any breach of this Article 7 by Employee, and Company shall be entitled to enforce the provisions of this
Article 7 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 7, but shall be in addition to all remedies available at law or in equity to Company, including, without limitation, the recovery of damages from Employee and his or his agents involved in such breach.

         7.3 It is expressly understood and agreed that Company and Employee consider the restrictions contained in this Article 7 to be reasonable and necessary to protect the proprietary information of Company. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                            ARTICLE 8: MISCELLANEOUS:

         8.1 For purposes of this Agreement the terms "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Company.

         8.2 Employee shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about Company or any of its officers, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about Company or any of its subsidiaries or affiliates, or any of such entities' business affairs, officers, employees, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of such entities' officers, employees, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded Company under this provision are in addition to any and all rights and remedies otherwise afforded by law.

         8.3 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Company:

         Advance Display Technologies, Inc.
         7334 South Alton Way,  Suite F
         Englewood, Colorado 80112
         Attention:  Chief Executive Officer

         If to Employee, to the address shown on the first page hereof.

Either Company or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         8.4 This Agreement shall be governed in all respects by the laws of the State of Colorado, excluding any conflicts of law rule or principle that might refer the construction of the Agreement to the laws of another state or country.

         8.5 No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         8.6 If a dispute arises out of or related to this Agreement, other than a dispute regarding Employee's obligations under Article 6 or Article 7, and if the dispute cannot be settled through direct discussions, then Company and Employee agree to first endeavor to settle the dispute in an amicable manner by mediation, before having recourse to any other proceeding or forum.

         8.7 Each of Company and Employee is a citizen of the United States of America. Company's principal place of business is in Englewood, Arapahoe County, Colorado. Employee resides in Ocean Park, Washington. This Agreement was negotiated and signed in Englewood, Colorado. This Agreement shall be performed in Englewood, Colorado. Any litigation that may be brought by either Company or Employee involving the enforcement of this Agreement or the rights, duties, or obligations of this Agreement, shall be brought exclusively in the state or federal courts sitting in Arapahoe or Denver County, Colorado. In the event that service of process cannot be effected upon a party, each party hereby irrevocably appoints the Secretary of State for the State of Colorado as its or his agent for service of process to receive the summons and other pleadings in connection with any such litigation.

         8.8 It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         8.9 This Agreement shall be binding upon and inure to the benefit of Company and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under Agreement hereof are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Company.

         8.10 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Employee's employment relationship with Company and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Company that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of Company.

         IN WITNESS WHEREOF, Company and Employee have duly executed this Agreement in multiple originals to be effective on the 1st day of December, 2004.

Date:  December 20, 2004

COMPANY:                                        EMPLOYEE:

ADVANCE DISPLAY TECHNOLOGIES, INC.              By: /s/ John W. Temple
                                                    -------------------------
                                                        John W. Temple
By: /s/ Matthew W. Shankle
    ---------------------------------------
       Matthew W. Shankle
       President and CEO

                                    EXHIBIT A
   TO EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN ADVANCE DISPLAY TECHNOLOGIES AND
                                 JOHN W. TEMPLE

Employee Name:                      John W. Temple

Term: Effective December 1, 2004 (the "Effective Date") through December 31, 2007, with an option for Company to extend the Term for an additional six months or until June 30, 2008.

Position:                           Executive Vice President of Sales and
                                    Marketing and Member of the Board of
                                    Directors for Advance Display Technologies,
                                    Inc.

Location:                           Englewood, Colorado

Reporting Relationship:             Reports directly to President

Monthly Base Salary:                Eight Thousand Three Hundred Thirty-Three
                                    and 33/100 Dollars ($8,333.33)

Sales Incentives:                   Beginning on the Effective Date, Employee
                                    shall be eligible to receive sales
                                    incentives equal to 3% of the gross sales revenue directly generated by the Employee's sales efforts and or his outside sales network, less any outside sales commissions, finder's fees, or sales incentives paid to any third parties. The 3% sales incentives shall be paid to Employee within 30 days of Company's receipt of the monies generated by the Employee's sales efforts and or those of his outside sales network. However, at the date Employee has earned the 6,000,000 shares as outlined in paragraph 2.6 herein, or after December 31, 2005 whichever occurs first, the Employee shall no longer be eligible to receive a 3% commission on sales generated by his outside sales network, and will only be eligible to earn a 3% sales commission on sales generated directly through his own personal sales efforts.

Probationary Period:                Beginning on the Effective Date and
                                    continuing through February 28, 2005,
                                    Employee shall be employed under a
                                    Probationary Period giving Company and the Board of Directors ample time to evaluate the benefits generated by Employee and for the various intangible assets being contributed to the Company by Employee (the
                                    "Intangible Assets") (defined below). During the Probationary Period, if a majority of Company's Board of Directors (excluding
                                    Employee) determine that Employee is unfit, in any manner, to continue his employment under this Agreement, Company may terminate
                                    Employee's employment under this Agreement without any further liability whatsoever, in which event (i) Company shall return to Employee all sales commission revenues received by Company on account of Employee's efforts and sales of the Licensed
                                    Technologies (as defined below), less all commissions paid to Employee or others, all salaries and benefits paid to Employee, expenses, all cost of sales and other direct sales expenses paid by Company, (ii)
                                    Employee shall return all stock compensation and stock options granted to Employee, and
                                    (iii) Company will return the Intangible
                                    Assets it possesses at such time to
                                    Employee.


Stock Compensation:                 Subject to the approval of Company's Board
                                    of Directors, as further consideration for Employee's efforts and for the Intangible
                                    Assets being contributed to Company by
                                    Employee contemporaneously herewith,
                                    including but not limited to outstanding sales projects with bids submitted, sales agent network, industry contacts, industry knowledge and industry relationships, beginning on December 1, 2004 and continuing every month thereafter until October 1, 2005, Company shall issue to Employee a total of 6,000,000 unregistered shares of Company's Series D Preferred Stock (the
                                    "Shares") in eleven (11) installments,
                                    comprised of 1,000,000 Shares as the initial installment on December 1, 2004, and 500,000
                                    Shares per installment for the remaining ten
                                    (10) installments, provided, however, that each such installment after the initial installment shall be reduced proportionately if and to the extent that $100,000 of incremental Net Sales Revenue has not been generated by Employee for Company since the prior installment, and provided further that, if and to the extent that $200,000 of incremental Net Sales Revenue is not generated between December 1, 2004 and March
                                    1, 2005, the Shares issued in the initial installment on December 1, 2004 shall be likewise proportionately reserved, which reduction shall be in addition to, and not a substitute for, the proportionate reductions of the monthly installments made on January
                                    1, 2005, February 1, 2005 and March 1, 2005.
                                    If at the time an installment is to be paid, the incremental Net Sales Revenue is less than or greater than $100,000 (or $200,000 in the case of the initial installment), such deficit or surplus shall be carried over to the next installment so that, if Employee generates Net Sales Revenue utilizing the intangible assets equal to or greater than $1,000,000 on or before December 31, 2005 (60 days after the last installment is due to be paid on November 1,
                                    2005), Employee will have been issued the maximum total of 6,000,000 shares of Series
                                    D Preferred Stock of Company.
                                    Correspondingly, if and to the extent that the total Net Sales Revenue for the period beginning on the Effective Date and ending on December 31, 2005 is less than $1,000,000, the number of Series D Preferred shares to be issued to Employee will have been proportionately reduced and will not be increased by Net Sales Revenue after December 31, 2005. "Net Sales Revenue" shall be defined and calculated by subtracting (a) the total cost of goods, including all sales commissions or incentives paid to anyone, including but not limited to Employee, and the total cost of sales from the gross selling price of products sold by Employee and or his outside sales network from (b) the gross sales revenues generated by Employee or his sales network. If Employee obtains for Company a definitive agreement for the sale of a network of 100 or more electronic screen signs with a minimum 5 year term and a 50% or greater revenue sharing arrangement, Employee's Probationary
                                    Period, as defined in Exhibit A, will
                                    immediately terminate. In such an event, Employee will be permitted to (a) apply 3% of Company's projected first year revenues from such agreement toward the Net Sales
                                    Revenue generated by Employee for the
                                    purposes of meeting the requirements of the stock compensation incentive as outlined in this paragraph and (b) elect, in Employee's sole discretion, to waive his right to collect the 3% sales commission as noted in paragraph 2.4 herein, and allow Company to retain those funds so that they are considered to be additional "Net Sales
                                    Revenue" generated by Employee. Because the Shares will be issued subject to a substantial risk of forfeiture, namely, if and to the extent that Employee fails to generate sufficient Net Sales Revenue to cause all such shares to be earned, Employee can elect to be taxed immediately on the Shares at their fair market value at the time of issuance ($.0167 per share for the initial installment on December 1, 2004) under Internal Revenue Code ss.83(b) (which election must be filed with the Internal
                                    Revenue Service no later than thirty (30) days after the issuance of any installment of the Shares for which an election is desired). If Employee fails to make a timely election under Internal Revenue Code ss.83(b) for accelerated recognition of any installment of Shares, then those Shares will be valued for income tax purposes by Company's Board of Directors, in its sole discretion, at the time that the risk of forfeiture for Shares expires on account of Company's receipt of Net Sales Revenue.
                                    Employee acknowledges, however, that (i) the tax laws relating to deferred recognition of compensation have been changed as of January
                                    1, 2005 by the American Jobs Creation Act of
                                    2004 and regulations to be promulgated under the new law, (ii) Company is not providing
                                    Employee with tax advice concerning existing tax law or the effect of the new law and
                                    (iii) Employee will consult with and rely upon Employee's own legal, tax and financial advisers concerning the tax and other effects of the issuance of the Shares to Employee.

Prior Inventions:                   Employee and Company hereby agree that, upon
                                    Employee's completion of the Probationary
                                    Period, Employee and Company will enter into a definitive license agreement granting
                                    Company an exclusive worldwide and perpetual license for all Employee's prior inventions and intellectual property known as the "PMV"
                                    & "UltraNet", Light Emitting Diode (LED) display technologies (the "Licensed
                                    Technology"). Employee represents and
                                    warrants that he has full authority and all rights necessary to grant this exclusive, worldwide, perpetual license of the Licensed
                                    Technology to Company. As compensation for the grant of the exclusive license, Company will pay a total of 4% royalty on gross sales of the Licensed Technology except that Company shall have the right to recover any and all funds expended by Company in development, engineering, legal, marketing and other costs of the products and/or technologies prior to being obligated to pay the 4% royalty as described herein. Company shall not be obligated to, or entitled to, enter into this license agreement until such time as Employee has successfully completed his Probationary Period as described in
                                    Article 2 of the Agreement and this Exhibit
                                    A. In the event of a termination of the
                                    post-employment non-compete period by
                                    Company under Section 3.5 of the Agreement and the grant of the non-exclusive sublicense to Employee required thereby, the license granted to Company under Section 6.6 of the Agreement shall remain exclusive except for such sublicense and Company shall not be obligated to pay the 4% royalty to Employee or Employee's assigns pursuant to such sublicense.

Long Term Incentive Plan:           Subject to the approval of the Compensation
                                    Committee of the ADTI Board of Directors at its January 2005 meeting, Employee shall be granted an option to purchase 1,680,000 unregistered shares of ADTI's common stock at a strike price of $0.03. The grant shall be effective on the date approved by the Compensation Committee and, so long as Employee remains employed by Company, shall vest 120,000 shares on each of April 1, 2005, July 1, 2005, October 1, 2005, January
                                    1, 2006, April 1, 2006, July 1, 2006,
                                    October 1, 2006, January 1, 2007, April 1,
                                    2007, October 1, 2007, January 1, 2008,
                                    April 1, 2008, July 1, 2008, and October 1
                                    2008.

Date:  December 20, 2004


COMPANY:                               EMPLOYEE:

ADVANCE DISPLAY TECHNOLOGIES, INC.     By: /s/ John W. Temple
                                           --------------------------------
                                           John W. Temple

By: /s/ Matthew W. Shankle
   ------------------------------
   Matthew W. Shankle
   President and CEO